Exhibit 23(a)

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 11, 1999 (with respect to Note 8, March 24,
1999), on our audits of the consolidated financial statements and schedules of NCT Group, Inc. (formerly Noise Cancellation Technologies, Inc.) as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998, included in the Company's Annual Report on Form 10-K, as amended.


/s/ RICHARD A. EISNER & COMPANY, LLP

New York, New York
November 3, 1999